Exhibit 23

                          IWA Financial Consulting LLC
                             293 Eisenhower Parkway
                                    Suite 140
                              Livingston, NJ 07039
                                 (973) 535-0600


                                                              September 20, 2001


WCM Capital, Inc.
76 Beaver Street
Suite 500
New York, New York 10005

            Re:   WCM Capital, Inc.
                  Form S-8
                  Services Agreements

Dear Sir or Madam:

      We hereby consent to the use of our reports on the financial statements of the captioned corporation as included in the following reports as stated in Part II, Item 3 of Form S-8.

      a) Our reports as may be amended on the financial statements included in the Company Quarterly Report on Form 10QSB for the periods ended March 31, 2001 and June 30, 2001.

      b) Our reports on the financial statement as may be amended, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

                                    Cordially,

                                    IWA Financial Consultants, LLC

                                    By:  /s/ Ira G.T. Weismann